                                                                      Exhibit 23



                      Consent of Independent Accountants



     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (File Nos. 33-60753 and 33-49805) of Rochester Gas and Electric Corporation of our report dated January 19, 1996 appearing in Item 8A of the Rochester Gas and Electric Corporation Annual Report on Form 10-K for the year ended December 31, 1995.



PRICE WATERHOUSE LLP


Rochester, New York
February  13, 1996